EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of eSynch Corporation on Form S-8, pertaining to 16,760,000 shares of common stock, of our report dated August 15, 2003 (which includes an explanatory paragraph regarding factors that raise substantial doubt about the Company's ability to continue as a going concern), with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries included in its amended Annual Report on Form 10-KSB/A Amendment No. 1 for the year ended December 31, 2002.




/s/ Hansen, Barnett & Maxwell
-----------------------------
Salt Lake City, Utah
September 9,  2003